UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): AUGUST 8, 2011

000-15701

(Commission file number)

NATURAL ALTERNATIVES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	84-1007839
(State of incorporation)	(IRS Employer Identification No.)

1185 Linda Vista Drive San Marcos, California 92078	(760) 744-7340
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2011, the U.S. District Court for the District of Delaware approved a settlement agreement between Natural Alternatives International, Inc. (“NAI”) and Vital Pharmaceutical, Inc. (“VPX”). As part of the settlement, NAI granted VPX a limited and restricted covenant not to sue on certain claims of NAI’s asserted beta-alanine patents and VPX agreed to dismiss its claims of invalidity and to cease certain business activities.

On August 9, 2011, NAI executed an Agreement to License with Compound Solutions, Inc. (“CSI”) under which NAI has agreed to renew its agreement with CSI to grant a license of certain of NAI’s rights to the use, manufacture and sale of products incorporating its patented Carnosyn® beta-alanine to customers of CSI who purchase the material beta-alanine from CSI (the “CSI Agreement”). NAI will receive a license fee from CSI that will vary based on the quantity of beta-alanine sold by CSI and the source of such beta-alanine.

Item 8.01	Other Events.

On August 12, 2011, NAI issued a press release announcing the CSI Agreement and the settlement of its patent litigation case with VPX. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated August 12, 2011 of NAI.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Alternatives International, Inc.

Date: August 12, 2011	By:	/s/ Ken Wolf
Ken Wolf
Chief Financial Officer